UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2019

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices, including zip code)

(450) 951-8555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As disclosed in previously filed reports, on January 27, 2017, two individuals, Messrs. Lorin and Cugno (the “Plaintiffs”), filed a claim against the Company in the Los Angeles Superior Court (the “Court”), seeking damages for breach of implied covenant of good faith and fair dealing, breach of contract, and promissory fraud, asserting entitlement to shares of our common stock. On February 26, 2019, the Company and the Plaintiffs entered into a settlement agreement and release (the “Settlement Agreement”), which sets forth the parties’ agreement in principle for settlement.

Through the Settlement Agreement, Plaintiffs, the Company and certain other parties to the Settlement Agreement agreed to mutual releases of (in summary) any and all claims.

Pursuant to the terms of the Settlement Agreement, without agreeing that any of the Plaintiffs’ claims have merit, the Company agreed to issue to the Plaintiffs 150,000 shares of the Company’s common stock (the “Plaintiff Common Shares”) and 500,000 warrants exercisable for shares of the Company’s common stock (the “Plaintiff Warrants”). The Plaintiff Common Shares will be restricted upon issuance, but within 180 days following the date of the Settlement Agreement, the Company has agreed to file and use its reasonable best efforts to have declared effective a registration statement to register the Plaintiff Common Shares and the shares of the Company’s common stock underlying the Plaintiff Warrants. The Company also agreed to maintain such registration statement for 2 years from the date of effectiveness unless the Plaintiffs sell or otherwise transfer the shares covered by such registration statement prior to the two year anniversary. 300,000 of the Plaintiff Warrants are exercisable for shares of the Company’s common stock at an exercise price of $12.00 per share for a period of 24 months following the date of the Settlement Agreement. The remaining 200,000 Plaintiff Warrants are exercisable for shares of the Company’s common stock at an exercise price of $11.00 per share for a period of 24 months, but in the event the Company’s 5-day average trading price during any period in the first 18 months following the date of the Settlement Agreement is above $11 per share, then the exercise term of such warrants shall automatically be reduced to 18 months instead of 24 months.

The Company has vigorously denied, and continue vigorously to deny, that it has committed any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the referenced lawsuits, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with any applicable fiduciary and other legal duties. The settlement contemplated by the Settlement Agreement is not, and should not be construed as, an admission of wrongdoing or liability by the Company. However, among other reasons, to eliminate the burden and expense of further litigation and to put the claims that were or could have been asserted to rest the Company agreed to the settlement described above. The parties considered it desirable that the claim be settled to avoid the substantial burden, expense, risk, inconvenience and distraction of continued litigation and to fully and finally resolve the claim.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: February 26, 2019	By:	/s/ Daniel Solomita
Daniel Solomita
Chief Executive Officer and President

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